UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 29, 2009

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

0-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                                                                                                            25728

(Address of Principal Executive Offices)                                                                                                   (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

      In a Current Report on Form 8-K filed March 27, 2009, Champion Industries, Inc. (“Champion”) advised that on March 25, 2009, Fifth Third Bank, as Administrative Agent (the “Administrative Agent”) for lenders under Champion’s Credit Agreement dated September 14, 2007 (the “Credit Agreement”) had sent Champion a Notice of Default, Notice of Institution of Default Rate and Reservation of Rights (“Notice of Default”), advising that Champion’s default under provisions of the Credit Agreement requiring it to maintain certain financial ratios constituted an Event of Default under the Credit Agreement.
     The Notice of Default further advised Champion that the Administrative Agent had instituted the default rate of interest, effective March 25, 2009, with respect to all loans under the Credit Agreement. The default rate has resulted in Champion paying an additional 3 percent interest on its outstanding obligations.
     The Notice of Default also advised that the Administrative Agent had not waived the Event of Default and reserved all rights and remedies as a result thereof. Those remedies include, under the Credit Agreement, the right to accelerate and declare due and immediately payable the principal and accrued interest on all loans outstanding under the Credit Agreement.
     The Notice of Default further stated that any extension of additional credit under the Credit Agreement would be made by the lenders in their sole discretion without any intention to waive any Event of Default.
     At November 30, 2009, the outstanding principal balance of Champion’s obligations under the Credit Agreement totaled approximately $ 65,357,938.
     On December 29, 2009, the Administrative Agent, Champion and Marshall T. Reynolds entered into a Forbearance Agreement (the “Forbearance Agreement”) which provides, among other things, that during a standstill period commencing on December 29, 2009 and ending on March 31, 2010 (unless sooner terminated by default of Champion under the Forbearance Agreement or the Credit Agreement), the Required Lenders are willing to temporarily forbear exercising certain rights and remedies available to them, including acceleration of the obligations or enforcement of any of the liens provided for in the Credit Agreement. Champion acknowledged in the Forbearance Agreement that as a result of the existing defaults, the Lenders are entitled to decline to provide further credit to Champion, to terminate their loan commitments, to accelerate the outstanding loans, and to enforce their liens.
    The Forbearance Agreement provides that during the standstill period, so long as Champion has excess availability equal to or greater than $1,000,000 (and will continue to have after any request for credit) and meets the conditions of the Forbearance Agreement, it may continue to request credit under the revolving credit line.
    The Forbearance Agreement imposes various reporting and disclosure requirements on Champion, requires it to submit to a third party financial review, maintain certain account levels, submit to field audits and inspections and reduce outstanding term loans to $49,632,442.
    The reduction in the principal outstanding obligations of the term loan will be accomplished through the elimination of various borrowing base reserves established by the Administrative Agent, the release of $3.0 million in cash collateral that is being held in escrow pursuant to previous actions by the Administrative Agent and the $3.0 million in cash proceeds received by Champion from issuing an unsecured promissory note.
    The Forbearance Agreement also requires Marshall T. Reynolds to lend to Champion $3,000,000 in exchange for a subordinated unsecured promissory note in like amount, payment of principal and interest on which is prohibited until payment of all liabilities under the Credit Agreement. This $3,000,000 will be applied to prepayment of $3,000,000 of Champion’s loans. This subordinated unsecured promissory note bearing interest at the Wall Street Journal prime rate (currently 3.25%) and maturing September 14, 2014, and a debt subordination agreement, both dated December 29, 2009, have been executed and delivered, and Mr. Reynolds has advanced $3,000,000 to Champion.
    Champion has paid to the Administrative Agent a nonrefundable forbearance fee of $100,000 upon closing of the Forbearance Agreement.
    The foregoing summary of certain provisions of the Forbearance Agreement, the subordinated unsecured promissory note and the debt subordination agreement is qualified in its entirety by reference to the complete Forbearance Agreement filed as Exhibit 10.1 hereto, the subordinated unsecured promissory note filed as Exhibit 10.2 hereto and the debt subordination agreement filed as Exhibit 10.3 hereto, which are incorporated herein by reference.

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Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The description under “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Forbearance Agreement dated December 29, 2009 among Champion Industries, Inc., Marshall Reynolds and Fifth Third Bank, as Lender, L/C Issuer and Administrative Agent for Lenders.
10.2	Promissory Note dated December 29, 2009 from Champion Industries, Inc. to Marshall T. Reynolds.
10.3	Debt Subordination Agreement dated December 29, 2009 from Marshall Reynolds to Fifth Third Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: Janurary 4, 2010
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Forbearance Agreement dated December 29, 2009 among Champion Industries, Inc., Marshall Reynolds and Fifth Third Bank, as Lender, L/C Issuer and Administrative Agent for Lenders.

10.2	Promissory Note dated December 29, 2009 from Champion Industries, Inc. to Marshall T. Reynolds.

10.3	Debt Subordination Agreement dated December 29, 2009 from Marshall Reynolds to Fifth Third Bank.

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